Exhibit 4.3

METABASIS THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 14, 2008, by and among METABASIS THERAPEUTICS, INC., a Delaware corporation (the “Company”) with its principal office at 11119 North Torrey Pines Road, La Jolla, California 92037, and the individuals and entities identified on the signature pages hereto (the “Purchasers”).

RECITALS

WHEREAS, the Company previously issued warrants pursuant to that certain Series D Preferred Stock Purchase Agreement dated October 18, 2001 (the “Series D Warrants”) by and among the Company and the investors listed on Annex A thereto and Warrants to Purchase Common Stock pursuant to that certain Securities Purchase Agreement dated September 30, 2005 (the “2005 PIPE Warrants”) by and among the Company and the individuals and entities identified on the signature pages thereto;

WHEREAS, certain of the Series D Warrants  and 2005 PIPE Warrants are being exercised (the “Exercised Warrants”) pursuant to those certain Warrant Exercise Agreements of even date herewith (the “Warrant Exercise Agreements”) by and between the Company and the holders of such Series D Warrants and 2005 PIPE Warrants;

WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith by and among the Company and the individuals and entities identified on the signature pages thereto (the “Purchase Agreement”), the Company has authorized the sale and issuance of the Common Shares and the Warrants (each as defined in the Purchase Agreement); and

WHEREAS, the Company and the Purchasers desire to provide for registration under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the shares of the Company’s Common Stock (the “Common Stock”) issued or issuable pursuant to the exercise of the Exercised Warrants and the Warrants (the “Warrant Shares”) and (ii) the Common Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

REGISTRATION

1.1                               Definitions.  For the purpose of this Agreement:

(a)                                  the term “Registration Statement” shall mean any registration statement required to be filed by Section 1.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

(b)                                  the term “Registrable Shares” shall mean all of the Common Shares and the Warrant Shares.

1.2                               Registration Procedures and Expenses.  The Company shall:

(a)                                  use its best efforts to file a Registration Statement with the Securities and Exchange Commission (the “SEC”) on or before the date 30 days following the date hereof (the “Filing Date”) to register the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) or on such other form which is appropriate to register such Registrable Shares for resale from time to time by the Purchasers; provided, however, that if a Registration Statement is not filed with the SEC on or before the Filing Date, then for each 30-day period following the Filing Date (or any portion thereof), until but excluding the date the Registration Statement is filed, the Company shall pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to 1% of the purchase price attributable to the Common Shares purchased by such Purchaser under the Purchase Agreement, for such 30-day period (or prorated for any portion thereof), and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs (the parties hereto agreeing that the liquidated damages provided for in this Section 1.2(a) constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be filed in accordance with the provisions hereof); provided further, however, that, notwithstanding anything contained in this Agreement to the contrary, in the event that the SEC limits the amount of Registrable Shares that may be included and sold by Purchasers in the Registration Statement because the SEC deems such Registration Statement to constitute a primary offering of securities by the Company (in any case, an “SEC Limitation”), the Company may reduce the number of Registrable Shares included in the Registration Statement on behalf of the Purchasers, and delay the filing of a Registration Statement with respect to the Registrable Shares so reduced, as described in Section 1.2(b) below (provided that in case of such a reduction of such Registrable Securities, such reduction shall first reduce Registrable Shares held by affiliates of the Company on a pro rata basis among them and then reduce Registrable Shares held by other Purchasers on a pro rata basis among them, in each case in proportion to the respective numbers of Registrable Shares requested to be registered by each such Purchaser over the total amount of Registrable Shares requested to be registered by all such Purchasers);

(b)                                  in the case of an SEC Limitation, include in the Registration Statement the maximum number of Registrable Securities that can be included therein without causing the Registration Statement to be deemed to register a primary offering by the Company and use its best efforts at the first opportunity that is permitted by the SEC, but in no event later than the later of 60 days from the date substantially all of the Registrable Shares registered under the Registration Statement have been sold by the Purchasers or six months from the date the Registration Statement was declared effective, to register for resale the Registrable Shares that have been excluded from being registered and in such event, give the Purchasers prompt notice of the number of the Registrable Shares excluded (the “Additional Registration Statement”). If all excluded Registrable Securities cannot be registered on the Additional Registration Statement, then the Company will be obligated to file a second Additional Registration Statement as soon as is permitted by the SEC to cover as many additional excluded Registrable Securities as possible, although the Company will not be obligated to file any more than two (2) Additional Registration Statements for excluded Registrable Securities.  The Company’s obligations under this Agreement with respect to the first Additional Registration Statement and second Additional Registration Statement shall be the same as its obligations for the original Registration Statement, provided that the “Filing Date” for the first Additional Registration Statement shall be the Additional Filing Date, and the “Effectiveness Deadline Date” (as defined below) for the Additional Registration Statement shall be delayed by the number of days that elapses between the Filing Date and Additional Filing Date;

(c)                                  use its best efforts, subject to receipt of necessary information from the Purchasers, to cause any such Registration Statement filed pursuant to Section 1.2(a) above to become effective as promptly after filing of such Registration Statement as practicable but in any event by the date (the “Effectiveness Deadline Date”) that is 90 days following the date hereof; provided, however, that in the event that such Registration Statement is reviewed by the SEC, then the Effectiveness Deadline Date shall mean, with respect to any Registration Statement, the date that is 120 days following the date hereof; provided, however, that if the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline Date, then for each 30-day period following the Effectiveness Deadline Date (or any portion thereof), until but excluding the date the Registration Statement is declared effective, the Company shall pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to 1% of the purchase price attributable to the Common Shares purchased by such Purchaser under the Purchase Agreement, for such 30-day period (or prorated for any portion thereof), and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs (the parties hereto agreeing that the liquidated damages provided for in this Section 1.2(b) constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be declared effective in accordance with the provisions hereof);

(d)                                  prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as provided in Section 1.5 below, subject to the Company’s right to suspend pursuant to Section 1.4;

(e)                                  furnish to each Purchaser (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

(f)                                    file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(g)                                 upon notification by the SEC that that the Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within five business days following the date of such notification request acceleration of such Registration Statement;

(h)                                 upon notification by the SEC that that the Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(i)                                    advise each Purchaser promptly:

(i)                                    of the effectiveness of the Registration Statement or any post-effective amendments thereto;

(ii)                                of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii)                            of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iv)                               of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

(j)                                    use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed;

(k)                                bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 1.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states; and

(l)                                    otherwise use commercially reasonable efforts to make available to the Purchasers holding Shares as of the date thereof, no later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 1.2(k), “Availability Date” means the 45th day following the end of the fourth fiscal quarter after the fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

1.3                               Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless each Purchaser, the partners, members, officers and directors of each Purchaser and each person, if any, who controls such Purchaser within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse such Purchaser, partner, member, officer, director or controlling person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Loss”) arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser, partner, member, officer, director or controlling person specifically for use in preparation of the Registration Statement or any breach of this Agreement by such Purchaser; provided further, however, that the Company shall not be liable to any Purchaser of Registrable Shares (or any partner, member, officer, director or controlling person of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or such Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 under the Securities Act (“Rule 172”)), the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC in accordance with Rule 172, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to, or such Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172), the delivery of written confirmation of the sale of a Registrable Share to the person asserting the claim from which such

Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchaser’s covenant contained in Section 1.4 of this Agreement.

(b)                                  Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by such Purchaser or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 1.3(b) be greater in amount than the dollar amount of the proceeds (net of (i) the purchase price of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation and (ii) the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Purchaser upon the sale of such Registrable Shares.

(c)                                  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 1.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d)                                  If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party.  In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e)                                  If the indemnification provided for in this Section 1.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds (net of (i) the purchase price of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation and (ii) the amount of any damages such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such indemnifying party upon the sale of such Registrable Shares.

1.4                               Prospectus Delivery.  Each Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares without complying with Section 2.3.  The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act.  The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders; provided further, that the Company may suspend the use of the prospectus forming a part of the Registration Statement to the extent necessary to file any post-effective amendment to the Registration Statement in order to amend the table of selling stockholders within the Registration Statement to reflect transfers of the Securities pursuant to Sections 2.3(a) and 2.3(b).  If, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement, except as excused pursuant to this Section 1.4, then for each 30-day period following the date sales cannot be made pursuant to such Registration Statement (or any portion thereof), until but excluding the date sales can again be made pursuant to such Registration Statement, the Company shall pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to 1% of the purchase price attributable to the Common Shares purchased by such Purchaser under the Purchase Agreement, for such 30-day period (or prorated for any portion thereof), and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs (the parties hereto agreeing that the liquidated damages provided for in this Section 1.4 constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to remain effective in accordance with the provisions hereof).

1.5                               Termination of Obligations.  The obligations of the Company pursuant to Section 1.2 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Shares have been resold, (b) such time as all of the Registrable Shares may be freely resold by the Purchaser pursuant to Rule 144 under the Securities Act (“Rule 144”), or (c) the second anniversary of the date hereof.

1.6                               Reporting Requirements.

(a)                                  With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Common Shares, Warrant Shares and the Warrants (collectively, the “Securities”) to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:

(i)                                    make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)                                file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)                            so long as any of the Purchasers own Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3 and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

1.7                               Blue Sky.  The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Securities.

ARTICLE 2

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
COMPLIANCE WITH SECURITIES ACT

2.1                               Restrictions on Transferability.  The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

2.2                               Transfer of Securities.

(a)                                  Each Purchaser hereby covenants with the Company not to make any sale of the Securities except:

(i)                                    in accordance with the Registration Statement, in which case such Purchaser shall have delivered a current prospectus in connection with such sale or such Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale in accordance with Rule 172; or

(ii)                                in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144; or

(iii)                            (A) If the transferee has agreed in writing to be bound by the terms of this Agreement and (B) such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

(b)                                  Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Purchaser that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company or (iv) an individual transferring to the Purchaser’s family member or trust for the benefit of an individual Purchaser and/or the Purchaser’s family member; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Purchaser hereunder.

2.3                               Purchaser Information.  Each Purchaser covenants that it will promptly notify the Company of any change in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser’s “Plan of Distribution,” to the extent such change is required to be disclosed under applicable federal securities laws.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

Each Purchaser hereby severally, and not jointly, represents and warrants to the Company on and as of the date hereof:

3.1                               Dispositions.

(a)                                  Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation: (i) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Securities; or (ii) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Securities by such Purchaser or an affiliate.  In addition, Purchaser agrees that for so long as it owns any Common Shares or Warrant Shares, it will not enter into any short sale of the Common Stock executed at a time when the Purchaser has no equivalent offsetting long position in the Common Stock.  For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Stock, shares of Common Stock that the Purchaser is entitled to receive within 60 days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser.

(b)                                  Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby.  Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by the Warrant Exercise Agreements and the Purchase Agreement are publicly disclosed.

For purposes of this Section 3.1(b), (i) “Person” shall include, without limitation, any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company or joint stock company and (ii) “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

3.2                               Legend.

(a)                                  Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

(b)                                  Each Purchaser, severally and not jointly with the other Purchasers, agrees that any removal of the restrictive legend from certificates representing Securities as set forth in this Section 3.2 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either (i) the registration requirements of the Securities Act and such Purchaser shall have delivered a current prospectus in connection with such sale or such Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale in accordance with Rule 172, or (ii) an exemption therefrom.

3.3                               Delivery of Registration Statement Questionnaire.  The Company shall have received from each Purchaser a fully completed Registration Statement Questionnaire in the form attached hereto as Exhibit A on or prior to the date hereof for the Company’s use in preparing the Registration Statement pursuant to Article 1 above, and the responses provided therein shall be true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement.

ARTICLE 4

MISCELLANEOUS

4.1                               Waivers and Amendments.  The terms of this Agreement may be waived or amended with the written consent of the Company and the record holders of a majority in interest of the Registrable Shares and any such amendment or waiver shall be binding upon the Company and all holders of Registrable Shares; provided further, that any amendment pursuant to this Section 4.1 that would adversely affect the rights of any Purchaser in a manner different than the rights of other Purchasers shall also require the written consent of such Purchaser.

4.2                               Governing Law.  This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

4.3                               Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the date hereof.

4.4                               Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.  Upon a permitted transfer of a Purchaser’s Securities on the books of the Company in accordance with the terms of Sections 2.2(a)(iii) or 2.2(b), the Purchaser may assign this Agreement to the permitted transferee upon prior written notice to the Company.  Except as set forth in the previous sentence, no Purchaser shall assign this Agreement without the prior written consent of the Company.

4.5                               Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

4.6                               Notices, etc.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or indicated below such Purchaser’s name on the applicable signature page hereto, as appropriate, or at such other address as the Company or the Purchasers may designate by 10 days advance written notice to the other party.

4.7                               Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.8                               Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Facsimile signatures shall be treated the same as original signatures.

4.9                               Further Assurances.  Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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The foregoing agreement is hereby executed as of the date first above written.

METABASIS THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Paul K. Laikind
Paul K. Laikind, Ph.D.
President and Chief Executive Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Hale BioPharma Ventures LLC
Print name of entity

(Printed Name)	By:	/s/ David F. Hale
		Name:	David F. Hale
		Title:	Chairman and CEO

California
Print jurisdiction of organization of entity

Address:	Address:
P.O. Box 8925
Rancho Santa Fe, CA 92067

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	DLJ Capital Corporation
Print name of entity

(Printed Name)	By:	/s/ Craig Slutzkin
		Name:	Craig Slutzkin
		Title:	Attorney in Fact

Delaware
Print jurisdiction of organization of entity

Address:	Address:
11 Madison Avenue
New York, NY 10010

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Sprout Entrepreneurs Fund, LP
Print name of entity

(Printed Name)	By:	/s/ Craig Slutzkin
		Name:	Craig Slutzkin
		Title:	Attorney in Fact for GP

Delaware
Print jurisdiction of organization of entity

Address:	Address:
11 Madison Avenue
New York, NY 10010

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Sprout Capital IX, LP
Print name of entity

(Printed Name)	By:	/s/ Craig Slutzkin
		Name:	Craig Slutzkin
		Title:	Attorney in Fact for GP

Delaware
Print jurisdiction of organization of entity

Address:	Address:
11 Madison Avenue
New York, NY 10010

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Sprout IX Plan Investors, LP
Print name of entity

(Printed Name)	By:	/s/ Craig Slutzkin
		Name:	Craig Slutzkin
		Title:	Attorney in Fact for GP

Delaware
Print jurisdiction of organization of entity

Address:	Address:
11 Madison Avenue
New York, NY 10010

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Domain Public Equity Partners, L.P.
Print name of entity

(Printed Name)	By:	/s/ Nicole Vitullo
		Name:	Nicole Vitullo
		Title:	managing member

Print jurisdiction of organization of entity

Address:	Address:
One Palmer Sq. Suite 515
Princeton, NJ 08542

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Federated Kaufmann Fund, a portfolio of
Federated Equity Funds
Print name of entity

(Printed Name)	By:	/s/ Lawrence Auriana
		Name:	Lawrence Auriana
		Title:	Vice President, Federated Global
Investment Management,a s attorney-in-fact
for Federated Kaufmann Fund, a portfolio of
Federated Equity Funds

Print jurisdiction of organization of entity

Address:	Address:
140 East 45th St.
New York, NY 10017

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	MPM BioVentures II, L.P.
Print name of entity

(Printed Name)	By: MPM Asset Management II, L.P., its
General Partner
By: MPM Asset Management II LLC, its
General Partner

	By:	/s/ Luke Evnin
		Name:	Luke Evnin
		Title:	Investment Manager

Print jurisdiction of organization of entity

Address:	Address:
200 Clarendon Street, 54th Floor
Boston, MA 02116

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	MPM BioVentures II-QP, L.P.
Print name of entity

(Printed Name)	By: MPM Asset Management II, L.P., its
General Partner
By: MPM Asset Management II LLC, its
General Partner

	By:	/s/ Luke Evnin
		Name:	Luke Evnin
		Title:	Investment Manager

Print jurisdiction of organization of entity

Address:	Address:
200 Clarendon Street, 54th Floor
Boston, MA 02116

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	MPM BioVentures Gmbh & Co. Parallel-
Beteiligungs KG
Print name of entity

(Printed Name)	By: MPM Asset Management II, L.P., in its
as the Special Limited Partner
By: MPM Asset Management II LLC, its
General Partner

	By:	/s/ Luke Evnin
		Name:	Luke Evnin
		Title:	Investment Manager

Print jurisdiction of organization of entity

Address:	Address:
200 Clarendon Street, 54th Floor
Boston, MA 02116

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	MPM Asset Management Investors 2000 B
LLC
Print name of entity

(Printed Name)	By:	/s/ Luke Evnin
		Name:	Luke Evnin
		Title:	Investment Manager

Print jurisdiction of organization of entity

Address:	Address:
200 Clarendon Street, 54th Floor
Boston, MA 02116

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Red Abbey Venture Partners, LP
Print name of entity

(Printed Name)	By:	/s/ Matt Zuga
		Name:	Matt Zuga
		Title:	Managing Member of Red Abbey
Venture Partners, LLC (General
Partner)

Print jurisdiction of organization of entity

Address:	Address:
2330 W. Joppa Rd. Suite 330
Lutherville, MD 21093

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	InterWest Partners VII, L.P.
Print name of entity

(Printed Name)	By:	/s/ W. Stephen Holmes
		Name:	W. Stephen Holmes
		Title:	Managing Director

California
Print jurisdiction of organization of entity

Address:	Address:
2710 Sand Hill Rd., 2nd Floor
Menlo Park, CA 94025

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Agreement or caused its duly authorized officers to execute this Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	InterWest Investors VII, L.P.
Print name of entity

(Printed Name)	By:	/s/ W. Stephen Holmes
		Name:	W. Stephen Holmes
		Title:	Managing Director

California
Print jurisdiction of organization of entity

Address:	Address:
2710 Sand Hill Rd., 2nd Floor
Menlo Park, CA 94025

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

METABASIS THERAPEUTICS, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

A.            GENERAL INFORMATION

1.             Please state your organization’s name exactly as it should appear in the Registration Statement:

2.             Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

☐ Yes ☐ No

If yes, please indicate the nature of any such relationships below:

B.            SECURITIES HOLDINGS

Please fill in all blanks in the following questions related to your beneficial ownership of the Company’s capital stock.  Generally, the term “beneficial ownership” refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities.  For example, securities held in “street name” over which you exercise voting or investment power would be considered beneficially owned by you.  Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your immediate family is a beneficiary.  Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

PLEASE NOTE: IF YOU HAVE ANY REASON TO BELIEVE THAT ANY INTEREST IN SECURITIES OF THE COMPANY WHICH YOU MAY HAVE, HOWEVER REMOTE, IS A BENEFICIAL INTEREST, PLEASE DESCRIBE SUCH INTEREST.  FOR PURPOSES OF RESPONDING TO THIS QUESTIONNAIRE, IT IS PREFERABLE TO ERR ON THE SIDE OF INCLUSION RATHER THAN EXCLUSION.  WHERE THE SEC’S INTERPRETATION OF BENEFICIAL OWNERSHIP WOULD REQUIRE DISCLOSURE OF YOUR INTEREST OR POSSIBLE INTEREST IN CERTAIN SECURITIES OF THE COMPANY, AND YOU BELIEVE THAT YOU DO NOT ACTUALLY POSSESS THE ATTRIBUTES OF BENEFICIAL OWNERSHIP, AN APPROPRIATE RESPONSE IS TO DISCLOSE THE INTEREST AND AT THE SAME TIME DISCLAIM BENEFICIAL OWNERSHIP OF THE SECURITIES.

1.             As of APRIL 11, 2008, I owned outright (including shares registered in my name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for my account), the following number of shares of the Company’s capital stock:                                    .

2.             In addition to the number of shares I own outright as indicated by my answer to question B(1), as of APRIL 11, 2008, I had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, over the following number of shares of the Company’s capital stock:                                    .

If the answer to this question B(2) was not “zero,” please complete the following:  with whom shared; and the nature of the relationship and any underlying voting trust agreement, investment arrangement or the like:

SHARED VOTING POWER:

Number of Shares	With Whom Shared	Nature of Relationship

SHARED INVESTMENT POWER:

Number of Shares	With Whom Shared	Nature of Relationship

As of JUNE 10, 2008, I will have the right to acquire                  shares of the Company’s capital stock pursuant to outstanding stock options issued under the Company’s stock option plans and              shares pursuant to the exercise of outstanding warrants (none, indicated by “0” above).

Options and Warrants
Class	Number of Shares

(4)           Please identify the natural person or persons who have voting and/or investment control over the Company’s securities that you own, and state whether such person(s) disclaims beneficial ownership of the securities.  For example, if you are a general partnership, please identify the general partners in the partnership.

C.                                    FINRA QUESTIONS

1.             Are you (i) a “member”(1) of the Financial Industry Regulatory Authority  (the “FINRA”), (ii) an “affiliate”(2) of a member of the FINRA, (iii) a “person associated with a member” or an “associated person of a member”(3) of the FINRA or (iv) an immediate family member(4) of any of the foregoing persons?  If yes, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; if no, please proceed directly to Question Number 3.

Yes ☐ No ☐

Description:

(1)           FINRA defines a “member” as any broker or dealer admitted to membership in the FINRA, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.

(2)           The term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified.  Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives.  The following should apply for purposes of the foregoing:

(i)            a person should be presumed to control a Member if the person beneficially owns 10 percent or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a Member which is a partnership;

(ii)           a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10 percent or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a person which is a partnership;

(iii)          a person should be presumed to be under common control with a Member if:

(1)           the same person controls both the Member and another person by beneficially owning 10 percent or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a Member or person which is a partnership; or

(2)           a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.

(3)           The FINRA defines a “person associated with a member” or  an “associated person of a member” as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the FINRA.

(4)           Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of the FINRA or any other broker/dealer.

2.             If you answered “yes” to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the public offering, including the details of such participation:

Description:

3.             Are you or have you been an “underwriter or related person”(5) or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering?  If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).

Yes ☐ No ☐

Description:

4.             If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the FINRA, affiliate of a member of the FINRA, person associated with a member or associated person of a member of the FINRA or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or stockholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).

Description:

5.             Have you purchased the securities in the ordinary course of business?

Yes ☐ No ☐

(5)   The term “underwriter or related person” includes underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.

The answers to the foregoing questions are correctly stated to the best of my information and belief.  I shall advise Charles J. Bair at 858.550.6142, the Company’s outside counsel, promptly of any changes in the foregoing information prior to the effectiveness of the Registration Statement.

(Print name of Selling Security Holder)

(Signature)

By:
(Name and title of signatory, if stockholder is an entity)

(Date)